UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2025 (October 1, 2025)

ELUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Firstfield Road, Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ELUT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Ligand Royalty Agreement Amendment

In 2017, Elutia Med LLC (“Elutia Med”), a wholly owned subsidiary of Elutia Inc. (the “Company” or “Elutia”), and Ligand Pharmaceuticals Incorporated (“Ligand”) entered into a royalty agreement dated as of May 31, 2017, as subsequently amended (the “Royalty Agreement”). The Royalty Agreement requires Elutia Med to pay Ligand 5.0% of future sales of the CanGaroo, ProxiCor, Tyke and VasCure products, and substantially similar products, such as EluPro, through May 31, 2027, subject to annual minimum payments of $4.4 million.

On October 1, 2025, Elutia Med entered into a Consent, Release and Amendment No. 3 to Royalty Agreement (the “Amendment”) with Ligand pursuant to which Ligand: (i) consented to the sale or license by Elutia and Elutia Med, pursuant to the terms and conditions set forth in that certain Asset Purchase Agreement dated September 8, 2025 (the “Purchase Agreement”) by and among the Company, Boston Scientific Corporation, a Delaware corporation (“BSC”) and Cardiac Pacemakers, Inc. (“CPI”, and collectively with BSC, the “Buyers”), of all Elutia’s and Elutia Med’s properties, rights, titles, interests and other tangible and intangible assets of every type, condition and description to the extent owned, licensed, used or held for use by them in connection with, relating to or necessary for the ownership or operation of the CIED Business (as defined below and in the Purchase Agreement) or the products covered by the Royalty Agreement, or otherwise used in or useful to the design, research, development, testing, seeking regulatory approval for, manufacturing, processing, packaging, labeling, marketing, using, promoting, storing, distributing, importing, exporting or sale of the products covered by the Royalty Agreement (the “CIED Assets”); and (ii) released its security interest in the CIED Assets. In partial consideration of Ligand entering into the Amendment, Elutia Med paid $1.1 million in accrued unpaid royalty obligations to Ligand.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Closing of Sale of CIED Business

As previously reported, on September 8, 2025, Elutia and Elutia Med (collectively, the “Sellers”) executed the Purchase Agreement with the Buyers. Subject to the terms and conditions of the Purchase Agreement, the Buyers agreed to purchase substantially all of the assets related to the Sellers’ business of researching, developing, administering, operating, commercializing, manufacturing, selling and marketing cardiac implantable electronic device (“CIED”) products, including its CanGaroo, CanGaroo RM, EluPro and CIED envelope products, including next generation CIED envelope products (collectively the “CIED Business”). The assets of the CIED Business constituted substantially all of the assets of Elutia’s Device Protection segment.

On October 1, 2025, the parties completed the sale of the CIED Business. In accordance with the Purchase Agreement, $8 million of the purchase price was deposited in escrow with a bank for twelve months as a customary indemnification fund in the event of certain post-closing Purchase Agreement breaches by Sellers. The remaining $80.3 million, which includes a preliminary inventory adjustment, was paid to or for the account of Sellers. The purchase price is also subject to possible adjustment based on the outcome of a post-closing inventory valuation.

At closing, the Sellers entered into a non-competition agreement pursuant to which they agreed to be subject to certain restrictive covenants in business lines related to the current CIED Business for five years, a transition services agreement pursuant to which Sellers have agreed to provide certain paid post-closing transitional support services to Buyers in connection with the transfer of the CIED Business (generally for periods of 12-30 months) and other documents and agreements customary for transactions similar to the CIED Business sale.

The foregoing description of the Purchase Agreement and the CIED Business sale does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement is not intended to provide any other factual information about the Company, Elutia Med, BSC, CPI, or their respective owners, subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement: (i) were made solely for purposes of the Purchase Agreement and as of the date of the Purchase Agreement; (ii) were solely for the benefit of the parties to the Purchase Agreement; (iii) may be subject to qualifications and limitations agreed upon by the parties to the Purchase Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Purchase Agreement instead of establishing these matters as facts; and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders of the Company. Investors and security holders of the Company should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 7.01	Regulation FD Disclosure.

On October 1, 2025, Elutia issued a press release announcing the closing of the sale of the CIED Business, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

At the closing of the CIED Business sale, the Company used approximately $27.8 million of the proceeds to pay in full and terminate that certain Credit Agreement, dated as of August 10, 2022, among Elutia, as Borrower, SWK Funding LLC, as Agent, and the lenders from time to time party thereto (as amended and supplemented from time to time).

Item 9.01	Financial Statements and Exhibits.

(b)           Pro forma financial information. The unaudited pro forma consolidated financial information of the Company as of June 30, 2025, for the six-month period ended June 30, 2025 and for each of the years ended December 31, 2024 and December 31, 2023 is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

(d)            Exhibits.

Exhibit No.	Description

10.1*†	Asset Purchase Agreement, dated September 8, 2025, by and among Boston Scientific Corporation and Cardiac Pacemakers Inc. and Elutia Inc. and Elutia Med LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 9, 2025).

10.2‡	Consent, Release and Amendment No. 3 dated as of October 1, 2025 to Royalty Agreement by and between Elutia Med LLC and Ligand Pharmaceuticals Incorporated.

99.1	Press Release of Elutia Inc. dated October 1, 2025 announcing closing of CIED Business sale.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information of Elutia Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL document).

*Certain confidential information contained in this Exhibit, marked in brackets, has been omitted, because it is both not material and of the type of information that the registrant treats as private or confidential.

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

‡ Certain confidential information contained in this Exhibit, marked in brackets, has been omitted, pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELUTIA INC.
(Registrant)

Date: October 7, 2025	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer